Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123709) of Comstock Homebuilding Companies, Inc. of our report dated March 30, 2012 relating to the financial statements, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia

March 30, 2012